UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

CREDITRISKMONITOR.COM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 12, 2023

To the Stockholders of CreditRiskMonitor.com, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Company”), will be held on July 13, 2023 at 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989, at 9:00 a.m., for the following purposes:

1.	To elect four directors for the coming year;

2.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on May 31, 2023 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available electronically at www.proxyvote.com.

Mike Flum
Chief Executive Officer

Valley Cottage, New York
[June 6, 2023]

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on May 31, 2023, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held on July 12, 2023 at 9:00 a.m., local time, or any adjournment thereof, at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 6, 2023.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors and the ratification of the Company’s Amended and Restated Articles of Incorporation are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you.  Please instruct your bank or broker so your vote can be counted.

The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2023 (Proposal Number 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes will not be applicable to Proposal Number 2.

The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other appropriate matter should timely come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with the Company’s recommendations.

The total number of common shares outstanding and entitled to vote as of the close of business on May 31, 2023 was 10,722,401.  The common shares are the only class of securities entitled to vote on matters presented to the stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on May 31, 2023 or 5,361,201 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

With regard to Proposal Number 1, the election of directors, votes may be cast in favor or withheld.  Each director shall be elected by a plurality of the votes cast in favor.  Accordingly, since there is a nominee for each of the four directorships, each nominee who receives one or more votes will be elected as a director.  Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

With regard to Proposal Number 2, the ratification of CohnReznick LLP as the Company’s independent registered public accounting firm, votes may be cast in favor, against or you may abstain.  The affirmative vote of a majority of shares present in person or by proxy and entitled to vote is necessary for ratification of the Company’s independent registered public accountants.  Abstentions will not be voted, although they will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  A broker who does not receive instructions as to how to vote your shares may vote at its discretion in connection with this Proposal.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The Company’s stockholders do not have appraisal rights with respect to the matters to be voted upon at the annual meeting.

The proxy is being solicited by the Board.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares.  Solicitations will be made primarily by mail, but certain of the directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten (10) days prior to the meeting, at the Company’s offices located at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call Steven Gargano at (845) 230-3087 to set up an appointment for examination.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table shows all cash compensation paid or to be paid by the Company during the fiscal years indicated to the chief executive officer and all other executive officers of the Company as of the end of the Company’s last fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary		Bonus (1)		Option Awards (2)	All Other Compensation	Total
Jerome S. Flum, Chairman and Chief Executive Officer	2022 2021	$ $	150,000 150,000	$ $	0 0	- -	- -	$ $	150,000 150,000
Michael I. Flum, President	2022 2021	$ $	184,193 180,820	$ $	33,000 12,000	$6,617 -	- -	$ $	223,810 192,820
Steven Gargano, Chief Financial Officer	2022 2021	$ $	189,800 185,400	$ $	38,000 38,000	$720 -	- -	$ $	228,520 223,400

 (1) The amounts in this column reflect bonuses awarded for the fiscal year shown but paid in the subsequent fiscal year.

(2) Represents the compensation costs of stock option awards for financial reporting purposes for the year under ASC 718, rather than an amount paid to or realized by the Named Executive Officer. See Note 5 of the Notes to Financial Statements for a discussion of the assumptions used in calculating the aggregate grant date fair value computed in accordance with ASC 718. The ASC 718 value as of the grant date for stock options is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amounts will ever be realized.

OUTSTANDING EQUITY AWARDS

The following table sets forth all stock options granted to the Company’s executive officers during the last fiscal year:

GRANTS OF PLAN-BASED AWARDS
		Equity Grants
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Jerome S. Flum	N/A	N/A	N/A	N/A	N/A
Michael I. Flum	1/28/2022	N/A	30,000	$1.85	55,500
Steven Gargano	1/28/2022	N/A	4,000	$1.85	7,400

The following table reflects outstanding equity grants to the Company’s executive officers as of December 31, 2022:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Jerome S. Flum	-0-	-0-	-0-		-0-	N/A
Michael I. Flum	-0- -0- -0-	50,000 25,000 30,000	-0- -0- -0-	$ $ $	1.45 2.19 1.85	10-24-29 10-29-29 01-28-32
Steven Gargano	-0- -0- -0-	12,000 3,000 4,000	-0- -0- -0-	$ $ $	1.80 2.19 1.85	07-29-29 10-29-29 01-28-32

The closing market price of the Company’s common stock on December 31, 2022 was $2.40 per share.

The options under the above grants may be exercised after four years in installments upon the attainment of specified length of service. In the event of a change in control (as defined in the option award agreement), the options will vest in full at the time of such change in control.

DIRECTOR COMPENSATION

Effective January 1, 2016, non-employee directors receive $1,000 per quarter or a total of $4,000 per calendar year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Andrew J. Melnick	$4,000	$1,934	$5,934
Joshua M. Flum	$4,000	$6,153	$10,153
Richard Lippe	$4,000	$220	$4,220

(1)	Fees earned in 2022 was $4,000 per director. Fees paid in cash was $4,000 per director.
(2)	Represents the compensations costs for financial reporting purposes for the year under ASC 718. See Note 5 to the Notes to Financial Statements for the assumptions made in determining ASC 718 values.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance
Year(s) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually paid to PEO ©	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)	Net Income (g)
2022	$150,000	$150,000	$226,165	$222,497	$142	$1,360,238
2021	$150,000	$150,000	$208,110	$208,110	$72	$3,363,704

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of March 1, 2023 information regarding the beneficial ownership of the Company’s voting securities (i) by each person or group known by the Company to be the owner of record or beneficially of more than five percent of the Company’s voting securities, (ii) by each of the Company’s directors and executive officers, and (iii) by all directors and executive officers of the Company as a group. Except as indicated in the following notes, the owners have sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Stockholders
Santa Monica Partners, L.P. SMP Asset Management, LLC Lawrence J. Goldstein(1) 1865 Palmer Avenue Larchmont, NY 10538	693,744	6.47%
Flum Partners (2)	5,641,134	52.08%
Named Executive Officers
Jerome S. Flum	6,239,776 (4)(5)	57.61%
Michael I. Flum	6,500	-----*
Non-Employee Directors
Andrew J. Melnick (5)	57,370	-----*
Richard Lippe	49,903	-----*
Joshua M. Flum (6)	23,700	-----*
All directors and executive officers (as a group (5 persons))	6,377,249 (3)(4)	59.48%
Nominee Directors
Lisa Reisman	----	----
Brigitte Muehlmann	----	----

*less than 1%

(1) Based on the information contained in a Schedule 13G/A filed February 1, 2019. The general partner of Santa Monica Partners, L.P. is SMP Asset Management, LLC. Lawrence J. Goldstein is an individual investor, the sole managing member and the sole owner of SMP Asset Management, LLC, and may be deemed to beneficially own these shares.

(2) The general partners of Flum Partners are Jerome S. Flum, Chairman of the Board and Chief Executive Officer of the Company; Michael I. Flum, President and Chief Operating Officer of the Company; and Barbara Schwartz, spouse of Jerome S. Flum.   The controlling general partner is Jerome S. Flum.

(3) Includes 5,641,134 shares owned by Flum Partners, of which Mr. Flum is the controlling general partner, which are also deemed to be beneficially owned by Mr. Flum because of his power, as controlling  general partner of Flum Partners, to direct the voting of such shares held by the partnership. Mr. Flum disclaims beneficial ownership of the shares owned by Flum Partners. The 6,239,776 shares of Common Stock, or 57.61% of the outstanding shares of Common Stock, may also be deemed to be owned, beneficially and collectively, by Flum Partners and Mr. Flum, as a “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”).

(4) Includes 7,800 shares of Common Stock owned by a grandchild of Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum. Also, includes 260,000 shares of Common Stock owned by Family Trusts established by Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum.

(5) Includes 55,770 shares of Common Stock and 1,600 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 10, 2023.

(6) Includes 6,500 shares of Common Stock and 17,200 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 10, 2023.

The Company’s current equity compensation plan approved by stockholders is the 2020 Long-Term Incentive Plan. The 2020 Long-Term Incentive Plan provides for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock. The Company’s previous equity compensation plan approved by stockholders was the 2009 Long-Term Incentive Plan. The 2009 Long-Term Incentive Plan provided for the grant of options and other awards up to an aggregate of 1,000,000 shares of common stock.  This plan expired at the end of 2019.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans of the Company as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	627,600	$2.00	683,400
Total	627,600	$2.00	683,400

QUALIFIED SMALL BUSINESS STOCK

It recently came to our attention that the Company‘s common stock may meet the criteria of Internal Revenue Code Sec. 1202 qualified small business (“QSB”) stock. Sec. 1202 was added to the tax code in 1993, and originally provided that the gain from the sale of QSB stock acquired on or after August 10, 1993 was eligible for a 50% exclusion. The 50% exclusion was increased to 75% for stock acquired from February 18, 2009 to September 27, 2010, and then increased to 100% for stock acquired on or after September 28, 2010. QSB stock must be original issue shares and not shares acquired in the open market. If you acquired your shares in CreditRiskMonitor directly from the Company via either a private placement or the exercise of stock options, then predicated upon when the stock was originally acquired, either 50%, 75% or 100% of your gain on the sale of these shares is excluded from income if you held the stock for at least five years prior to sale. You should consult your own tax advisor to confirm if your shares could meet the SEC. 1202 exclusion rule.

The Company does not provide tax, legal or accounting advice. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.

PROPOSAL 1:  ELECTION OF DIRECTORS

Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have been qualified.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director.

Nominees for Directors

Two of the nominees, Jerome S. Flum and Joshua M. Flum, are currently members of the Board.  Andrew J. Melnick and Richard Lippe informed the Board of Directors of the Company that they did not intend to stand for re-election to the Board of Directors. Neither Mr. Melnick nor Mr. Lippe has informed the Company of any disagreements they may have with the Company related to its operations, policies or practices. The Company wishes to thank each of Mr. Melnick and Mr. Lippe for their service on the Board of Directors.

The Company is nominating Brigitte Muehlmann and Lisa Reisman as Directors to the Board, effective as of the annual meeting.

The Board recommends a vote FOR all nominees.

The following table sets forth certain information regarding those individuals currently serving as the directors, as of March 20, 2023:

Name	Age	Principal Occupation/Position Held with Company	Officer or Director Since
Jerome S. Flum	82	Chairman of the Board	1983
Andrew J. Melnick	81	Director	2005
Richard Lippe	84	Director	2020
Joshua M. Flum	53	Director	2007

The following pages contain biographical and other information about the nominees.

Jerome S. Flum has been a Director since 1983 and was appointed President and Chief Executive Officer of the Company and Chairman of the Board in June 1985. Since 1968 he has been in the investment business as an Institutional Security Analyst, Research and Sales Partner at an investment firm and then as a General Partner of a private investment pool. Before entering the investment business, Mr. Flum practiced law, helped manage a U.S. congressional campaign and served as a Legal and Legislative Aide to a U.S. Congressman. He has been a guest lecturer at the Massachusetts Institute of Technology/Sloan School of Management Lab for Financial Engineering. Mr. Flum received a BS degree in business administration from Babson College and a JD degree from Georgetown University Law School. We believe that Mr. Flum’s extensive experience, including his service as Chairman of the Board since June 1985, give him the qualifications and skills to serve as one of the directors.

Joshua M. Flum has been a Director since September 2007. He is currently a Managing Partner at LRVHealth, an early-stage healthcare venture capital platform. Prior to this role, Mr. Flum spent nearly two decades at CVS Health holding senior leadership roles in strategy, operations, and technology where he led a broad set of transformational activities, ranging from the integration of CVS Health and Aetna to the founding of CVS Health Ventures. He departed CVS Health in 2022 as Executive Vice President, Chief Strategy & Business Development Officer. area. Mr. Flum earned his bachelor’s degree from Tufts University and is a graduate of the Yale Law School. He spent the first years of his professional career clerking for the Honorable Edward R. Becker, Chief Judge of the United States Court of Appeals for the Third Circuit, and then at the law firm of Miller, Cassidy, Larroca and Lewin, LLP. He then joined the Boston Consulting Group where his work focused on the consumer and retail practice area. We believe that Mr. Flum’s experience in the areas of business consultation and legal, and his service on the Board since September 2007, give him the qualifications and skills to serve as one of the directors.

Brigitte Muehlmann is currently a Professor at Babson College and an Adjunct Professor at Texas A&M University School of Law.  She serves as a Director of Babson Global, Inc., and the USA Branch of the International Fiscal Association.  Entrepreneurial leaders are a perennial focus for Dr. Muehlmann and she aims to contribute to sustainable business success.  Her research is centered on design and opportunities for both human and technological innovation in accounting and taxation. She teaches MBA courses in financial and sustainability reporting and analysis as well as operating and expanding businesses in global markets.  Brigitte developed expertise in serving international businesses at Ernst & Young in Vienna and on the entrepreneurial services team in Boston, as a member of the global tax team at PwC in Boston, and at Kearney in New York before turning to a full-time career in academia.  Dr. Muehlmann is a dual Austrian-American citizen holding a Ph.D. and an MSBA degree from the Vienna University of Economics and Business (WU) in Austria, an MST degree from Bentley University, and a CPA license. We believe Dr. Muehlmann’s extensive experience and education in finance and tax qualify her to serve on the Board.

Lisa Reisman is currently co-founder and CEO of MetalMiner. With a background in physical metal trading, management consulting and executive leadership, Lisa has a proven entrepreneurial track record.  Through her Companies’ Insights platform, they offer a SaaS solution across the full range of industrial metals, including global data points. Detailed should-cost models and forecasts provide buying organizations with price data on the industrial metals that companies actually buy and not just the ingot prices which trade on public exchanges. Prior to founding MetalMiner, she was Managing Director and CEO or Azul Partners in Chicago, worked as a Senior Manager for both Deloitte Consulting and Arthur Andersen Consulting.  She holds a MPA in management and public policy from New York University and a BA in journalism and political science from University of Wisconsin-Madison. We believe Ms. Reisman’s executive leadership skills and business experience qualify her to serve on the Board.

Term of Office
Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and duly qualified or until his or her earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Family Relationships

Joshua M. Flum is the son of Jerome S. Flum.

Executive Officers

Name	Age	Principal Occupation/Position Held with Company	Officer Since
Jerome S. Flum	82	Executive Chairman	1983
Michael I. Flum	36	Chief Executive Officer/President	2019
Steven Gargano	46	Senior Vice President/Chief Financial Officer	2020

Michael I. Flum joined the Company in June 2018 as Vice President of Operations & Alternative Data. He was elected Senior Vice President and Chief Operating Officer in October 2019 and subsequently President and Chief Operating Officer in October 2020.  In May of 2023 he was appointed Chief Executive Officer and President. Prior to joining CreditRiskMonitor, Mr. Flum served as Vice President of Operations at Gullett & Associates, Inc., a Houston-based midstream oil & gas survey and drafting services firm from 2016-2017. Mr. Flum held various engineering and project management roles at Enterprise Products Partners, a Houston-based oil & gas pipeline owner/operator from 2009 to 2016. Over his time in the energy sector, Mr. Flum successfully completed pipeline and plant projects totaling over $1.3 billion dollars. Mr. Flum holds an MBA from Columbia Business School as well as a BS in Mechanical Engineering and a BA in Religious Studies from Rice University. Mr. Flum is the son of Jerome Flum.

Steven Gargano, CPA  joined the Company in January 2020 and has more than 20 years of experience in financial services, product development, workflow optimization, operations, customer experience, and financial technology. Prior to joining CreditRiskMonitor, he was the Managing Director and Head of Financial Information & Risk Analysis for over $12B in assets at 1199SEIU Pension and Benefit Funds. Before that, he served as a Senior Managing Director and Head of Product Development and Customer Support for U.S. Bancorp Fund Services’ Alternative Investment Solutions division. Prior to that, he was the Managing Director and Head of the Planning, Strategy, and Implementation Group for the Accounting, Finance, and Back Office groups at Mariner Investment Group. Prior to joining Mariner, he worked at Deloitte & Touche within the firm's Investment Management Business Advisory Services consulting group in New York. Prior to that, he held the Product Controller position at Gabelli Asset Management responsible for managing the middle office and its functions for all alternative products and their respective trading activities. He started his career at Arthur Andersen working as an auditor in the Financial Service Industry Asset Management & Capital Markets Group specializing in brokerage and hedge funds. Recently, he served as Head of Finance & Operations for financial technology platforms specializing in creating technology and service models for private equity, hedge fund, wealth management, and service providers. Mr. Gargano is a graduate of Harvard Business School. In addition, he graduated from Cornell University in Applied Economics, Management, and Accounting.

Significant Employees

Peter Roma is the Senior Vice President of Sales and Service. He is responsible for both new sales growth and the servicing of our current subscriber base. He joined the Company in October 2004 as an Account Executive. Mr. Roma has over 35 years of sales experience. He started with Metropolitan Insurance Company but spent most of his career in financial services working for Shearson Lehman Bros., Inc. and then Merrill, Lynch, Pierce, Fenner & Smith where he was a Vice President-Private Client.

Michael Broos is the Chief Technology Officer and has been with the Company since 2001. He has more than 40 years of experience leading technology teams in the development and implementation of software applications for the Internet, Windows, DOS, and mainframes. Before joining the Company, Mr. Broos was Senior Vice President of Technology for About.com; Chief Technology Officer of Fan2Fan.com; Chief Technology Officer of AKA.com; Vice President of Internet Solutions for Inventure.com; and Vice President of Software Development for Dun & Bradstreet for 8 years. Prior to joining Dun & Bradstreet in 1990, Mr. Broos was an independent consultant and entrepreneur for 10 years, during which time he co-founded several software companies, including Infocom (the creators of Zork). Mr. Broos began his career with a ten-year stint on the academic computer research staff of the M.I.T. Laboratory of Computer Science, where he developed interactive, graphical and email-based applications for the ARPANET (the precursor of today’s Internet).

Michael Clark is the Senior Vice President of Information Technology and is responsible for all aspects of technology. Previously, he had been Vice President of Software Development. Mr. Clark joined the Company in 2002.  Mr. Clark brings over 30 years of software design and development experience. Prior to joining the Company, from 1997-2001, Mr. Clark was Director of Software Development for The Technology Group, creating early web-based smart-document and legal expert systems. From 1988 to 1996 he helped develop the award-winning word processing system Nota Bene, enabling multi-lingual document editing in Windows and MS-DOS systems. Mr. Clark has a B.A. in Computational Mathematics from the University of Buffalo.

Kirk Ellis is the Senior Vice President of Quality Assurance and has led the QA department since 2008. Mr. Ellis guides a team of more than 30 data and financial analysts who ensure the data quality and integrity of our information and scores, including benchmarking the ongoing accuracy of our proprietary FRISK® Score. He joined CreditRiskMonitor in 2005 as a research analyst and has held a series of progressively responsible data leadership roles. Mr. Ellis has more than 20 years of experience in information services, focused on financial data collection, quality and research. Before coming to CreditRiskMonitor, he managed data and analytics teams at Citigate Financial Intelligence and at Thomson Financial Research. Mr. Ellis holds a BA in Economics from the State University of New York at Purchase.

Camilo Gomez, Ph.D.  is Senior Vice President of Data Science and returned to CreditRiskMonitor in November 2020, having first joined the Company in October of 2009. During his decade-long tenure, which ended in June of 2019, Dr. Gomez served as Senior Vice President of Quantitative Research. In between stints at CreditRiskMonitor, Dr. Gomez held the role of Chief Analytics Officer for Beyond Finance, Inc. Prior to joining the Company in 2009, Dr. Gomez was a principal at Lone Pine Mesa LLC, where he consulted with companies in the area of specialty finance since 2005. Prior to that, he was a Managing Director at Standard & Poor’s Risk Solutions group since 2001. Before S&P, Dr. Gomez was co-founder and Group Head for Financial Analytics for the Center for Adaptive Systems & Applications. Dr. Gomez earned a B.S. in 1980 and a Ph.D. in 1985 from the Massachusetts Institute of Technology.

Committees

The Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reporting. To fulfill its purposes, the Committee’s duties include to:

•	Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee.

•	Approve in advance all audit engagement fees and terms of engagement as well as all audit and non-audit services to be provided by the independent auditor.

•	Engage independent counsel and other advisors, as it deems necessary to carry out its duties.

In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which can be found on the Company’s website, https://www.creditriskmonitor.com/about, under “Shareholder Information”.

The Audit Committee currently consists of its outside directors – Andrew Melnick, Richard Lippe, and Joshua Flum.  Both Andrew Melnick and Richard Lippe are independent, and Andrew Melnick is an audit committee financial expert, as such terms are defined by the SEC. Both nominees for director, Brigitte Muehlmann and Lisa Reisman, who are both independent will serve on the audit committee. Brigitte Muehlmann is an audit committee financial expert.

Nominating Committee

Due to the Company’s small size and scope of operations, it does not have a separately designated and standing nomination committee at this time, and therefore the entire Board is responsible for screening and reviewing potential director candidates, nominating and recommending such candidates for election by the stockholders, and reviewing the qualifications and attributes of nominees.

Compensation Committee

The Compensation Committee of the Board is responsible for advising the Board with respect to the compensation of the Company’s executives, including the determination of the compensation for the Chief Executive Officer and the other executive officers, the approval of one or more stock option plans and other compensation plans covering the Company’s employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Andrew Melnick, Richard Lippe and Joshua Flum. The Compensation Committee does not currently have a charter. Both nominees for director, Brigitte Muehlmann and Lisa Reisman, will serve on the compensation committee.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for the executive officers. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

The Board as a whole is responsible for the Company’s risk oversight. The executive officers address and discuss with the Board the Company’s risks and the manner in which the Company manages or mitigates such risks. While the Board has the ultimate responsibility for the Company’s risk oversight, the Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures.

Since 1985, Jerome S. Flum has served as the Chairman of the Board and Chief Executive Officer. Mr. Flum notified the Company that he is stepping back from the Chief Executive Officer position and the day-today management of the Company effective May 1, 2023. Michael Flum succeeded as Chief Executive Officer. Mr. Flum will remain involved in the Company as Executive Chairman and stand for re-election to the Board of Directors as Chairman.  We do not currently have a lead independent director. Given the Company’s history, position, Board composition and the relatively small size of the Company and management team, at this time the Board believes that the Company and the shareholders are best served by the current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2022 and for each proceeding year beginning in 2018, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with CohnReznick LLP, the Company’s outside auditors (“CohnReznick”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from CohnReznick required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick’s communications with the Committee concerning independence and the Committee discussed CohnReznick’s independence with CohnReznick.

On the basis of these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Audit Committee:

Andrew Melnick, Richard Lippe, and Joshua Flum

Hedging and Pledging Policies

We do not maintain a policy on insider trading that prohibits the Company’s directors, officers and employees from engaging in any hedging or monetization transactions.

Meetings

The Board held five (5) meetings during the fiscal year ended December 31, 2022.

The Audit Committee of the Board held four (4) meeting during the fiscal year ended December 31, 2022, prior to the filing of the Company’s Annual Report on Form 10-K.

During 2022, all of the directors attended at least 75% of the meetings of the Board and of the committees on which they served.

The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders. However, all directors are encouraged to attend.

Communications with the Board

Any security holder who wishes to communicate with the Board or a particular director should send the correspondence to the Board, CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2022, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with.

Director Independence

The Board is currently comprised of Jerome S. Flum, Andrew J. Melnick, Richard Lippe and Joshua M. Flum, all of whom, except Messrs. Jerome S. Flum and Joshua M. Flum, are “independent directors”, as defined by the SEC. Both nominees for director, Brigitte Muehlmann and Lisa Reisman, are both independent.

Code of Ethics

The Board has adopted a Code of Ethics for the Company’s Principal Executive Officer and Senior Financial Officers. This Code applies to the Company’s Chief Executive Officer, President and Chief Financial Officer (who also is the Company’s principal accounting officer).

The Board unanimously recommends a vote “FOR” all nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected CohnReznick LLP to serve as the Company’s independent registered public accounting firm for 2023. In taking this action, the Board considered CohnReznick LLP’s independence with respect to the services to be performed and other factors, which the Board believes is advisable and in the best interest of the stockholders.

CohnReznick LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2022, 2021, 2020, 2019, and 2018, and has no financial interest of any kind in us except the professional relationship between auditor and client.

Asael Meir, a partner of CohnReznick LLP, will be in attendance at the meeting.  He will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.  We are asking the stockholders to ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for 2023. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification because we value the stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

In the event that the stockholders fail to ratify the selection, it will be considered a recommendation to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The aggregate fees incurred by CohnReznick LLP for professional services rendered to the Company for the last two fiscal years are as follows:

	Fiscal Year Ended
	December 31,
	2022	2021

Audit fees (1)	$152,250	$141,500
Audit related fees (2)	-	-
Tax fees (3)	15,750	13,500
All other fees	-	-

Total fees	$168,000	$155,000

(1)	Consists of fees for services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.

(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”

(3)	Consists of fees for preparation of federal and state income tax returns.

The engagement of CohnReznick LLP for the 2022 and 2021 fiscal years and the scope of audit-related services, including the audits and reviews described above, and tax services were all pre-approved by the Audit Committee.

The policy of the Audit Committee is to pre-approve the engagement of the Company’s independent auditors and the furnishing of all audit and non-audit services.

The Board unanimously recommends a vote “FOR” ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for 2023.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company’s offices in Valley Cottage, New York by [February 1, 2024] for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

To be in proper form, a stockholder’s proposal or nomination must comply with Rule 14a‑8 of the Securities and Exchange Commission.  A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements.   The Company will not consider any proposal or nomination that does not meet the requirements of Rule 14a-8 of the Securities and Exchange Commission.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than May 13, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of the Annual Report on Form 10-K for the year ended December 31, 2022 (excluding exhibits). We may charge a fee equal to the Company’s reasonable expenses in furnishing the exhibits.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 11, 2023.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 12, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1. Election of Directors Nominees: 01) Jerome S. Flum 02) Lisa Reisman 03) Brigitte Muehlmann 04) Joshua M. Flum

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

NOTE:  Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

CREDITRISKMONITOR.COM, INC.
Annual Meeting of Stockholders
July 12, 2023
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven Gargano, as proxy, with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CREDITRISKMONITOR.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on July 12, 2023 at 704 Executive Boulevard, Suite A, Valley Cottage, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side